Exhibit 10.2

Execution Version

COLLATERAL AGREEMENT

Dated and effective as of December 1, 2022

among

EVERTEC, INC.,
as Parent,

EVERTEC GROUP, LLC,
as Borrower,

each Subsidiary Loan Party party hereto,
and

TRUIST BANK,
as Collateral Agent

TABLE OF CONTENTS

-i-

Exhibits

Exhibit I	Form of Securities Pledge Supplement
Exhibit II	Form of Supplement to the Collateral Agreement

-ii-

COLLATERAL AGREEMENT dated as of December 1, 2022 (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), among EVERTEC, INC., a Commonwealth of Puerto Rico corporation (“Parent”), EVERTEC GROUP, LLC, a Commonwealth of Puerto Rico limited liability company (the “Borrower”), each Subsidiary of Parent that becomes a party hereto (each, a “Subsidiary Party”) and TRUIST BANK, as Collateral Agent (in such capacity, the “Agent”) for the Secured Parties (as defined below).

WITNESSETH:

Reference is made to the Credit Agreement dated as of the date hereof (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among Parent, the Borrower, the Lenders party thereto from time to time, the Agent and the other parties named therein.

The Lenders have agreed to extend credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement.  The obligations of the Lenders to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement.  Parent directly or indirectly owns all of the Equity Interests of the Borrower, and the Subsidiary Parties are subsidiaries of Parent, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and, thus, are willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit.

Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.1          Credit Agreement.

(a)          Capitalized terms used in this Agreement and not otherwise defined herein have the respective meanings assigned thereto in the Credit Agreement.  All terms defined in the New York UCC (as defined herein) and not defined in this Agreement have the meanings specified therein.  The term “instrument” shall have the meaning specified in Article 9 of the New York UCC.

(b)          The rules of construction specified in Sections 1.02 through 1.11 (inclusive) of the Credit Agreement also apply to this Agreement.

SECTION 1.2          Other Defined Terms.   As used in this Agreement, the following terms have the meanings specified below:

“Account Debtor” shall mean any person who is or who may become obligated to any Pledgor under, with respect to or on account of an Account.

“Agent” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“Agreement” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“Anti-Non-Assignment Clauses” shall mean Section 9-406(d), 9-407(a), 9-408 or 9-409 of the New York UCC and other applicable law or similar provisions in similar codes, statutes or laws in other jurisdictions, as applicable.

“Article 9 Collateral” shall have the meaning assigned to such term in Section 3.1.

“Borrower” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“Collateral” shall mean Article 9 Collateral and Pledged Collateral.

“Collateral Agreement Supplement” shall mean an agreement substantially in the form of Exhibit II hereto or such form as otherwise agreed by Borrower and the Agent.

“Commercial Tort Claim Threshold” shall mean (i) $3,975,000 with respect to any Commercial Tort Claim for any Pledgor and (ii)  $6,750,000 in the aggregate for all Commercial Tort Claims of all Pledgors.

 “Copyright License” shall mean any written agreement, now or hereafter in effect, granting any right to any Pledgor under any Copyright now or hereafter owned by any third party, and all rights of any Pledgor under any such agreement (including any such rights that such Pledgor has the right to license).

“Copyrights” shall mean all of the following now owned, licensed or hereafter acquired by any Pledgor:  (a) all copyright rights in any work subject to the copyright laws of the United States or the Commonwealth of Puerto Rico, whether as author, assignee, transferee or otherwise; and (b) all registrations and applications for registration of any such Copyright in the United States or the Commonwealth of Puerto Rico, including registrations, supplemental registrations and pending applications for registration in the United States Copyright Office, including those listed on Schedule 9(c) to the Perfection Certificate.

“Credit Agreement” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“Excluded Account” shall mean (i) any account exclusively used for payroll, healthcare and other employee wage and benefit payments, (ii) any tax accounts, including, without limitation, sales tax accounts, (iii) escrow, defeasance and redemption accounts and (iv) fiduciary or trust accounts and, in the case of clauses (i) through (iv), the funds or other property held in or maintained in any such account.

“Excluded Equity Interests” shall mean (i) any Equity Interests in any Person (other than  (x) the Borrower or (y) a Wholly-Owned Subsidiary) if, and to the extent that, and for so long as (A) the Organization Documents or other agreements with respect to such Equity Interests with other equity holders prohibits or restricts the pledge of such Equity Interests after giving effect to the Anti-Non-Assignment Clauses, (B) the pledge of such Equity Interests would violate applicable law or regulation or would require governmental (including regulatory) consent, approval, license or authorization to be pledged or that would require consent under any contractual obligation existing on the Closing Date or on the date any such Subsidiary is acquired (so long as, in respect of such contractual obligation, such prohibition is not incurred in contemplation of such acquisition), except, in each case, to the extent such prohibition or requirement is overridden by Anti-Non-Assignment Clauses), or (C) the pledge of such Equity Interests would result in a change of control or a repurchase obligation (in each case, except to the extent that any such prohibition or restriction would be rendered ineffective under the Anti-Non-Assignment Clause); (ii) Equity Interests in any Excluded Subsidiary (other than pursuant to clause (h) of the definition thereof), unless (and for so long as) the Borrower elects otherwise; (iii) any Equity Interest  to the extent excluded by application of the Agreed Security Principles;  (iv) any Equity Interests as to which the Agent and the Borrower shall reasonably determine in writing that such Equity Interests shall be excluded from Collateral hereunder; (v) any margin stock; and (vi) any Equity Interest otherwise constituting Excluded Property.

“Excluded Property” shall have the meaning assigned to such term in Section 3.1.

“Exclusive Copyright License” shall mean any Copyright License held by a Grantor pursuant to which such Grantor has been granted exclusive rights under any U.S. registered Copyright or applications for U.S. registered Copyright of a third party.

“Federal Securities Laws” shall have the meaning assigned to such term in Section 4.4.

“General Intangibles” shall mean all “General Intangibles” as defined in the New York UCC, including all choses in action and causes of action and all other intangible personal property of any Pledgor of every kind and nature (other than Accounts) now owned or hereafter acquired by any Pledgor, including corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, Swap Agreements and other agreements), Intellectual Property, goodwill, registrations, franchises, tax refund claims and any letter of credit, guarantee, claim, security interest or other security held by or granted to any Pledgor to secure payment by an Account Debtor of any of the Accounts.

“Governmental Authority” shall mean any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory or legislative body in the United States, any other country or the Commonwealth of Puerto Rico.

 “Intellectual Property” shall mean all intellectual and similar property of every kind and nature now owned or hereafter acquired by any Pledgor, including inventions, designs, Patents, Copyrights, Trademarks, Patent Licenses, Copyright Licenses, Trademark Licenses, trade secrets, domain names, confidential or proprietary technical and business information, know-how, show-how or other data or information and all related documentation.

“Intercreditor Agreement” means any First Lien Intercreditor Agreement, Junior Lien Intercreditor Agreement or other applicable intercreditor or subordination agreement required under or otherwise entered into in connection with the Credit Agreement, as applicable.

“Instruments” shall mean, collectively, with respect to each Pledgor, all “instruments,” as such term is defined in Article 9 of the New York UCC, and shall include all promissory notes, drafts, bills of exchange or acceptances, including the Global Intercompany Note.

“Instruments and Chattel Paper Threshold” shall mean (i) $3,975,000 with respect to any Instrument or Chattel Paper for any Pledgor and (ii) $6,750,000 in the aggregate for all Instruments or Tangible Chattel Paper for all Pledgors.

“New York Courts” shall have the meaning assigned to such term in Section 5.14(a).

“New York UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Agent’s and the Secured Parties’ security interest in any item or portion of the Article 9 Collateral is governed by the Uniform Commercial Code or similar law as in effect in a jurisdiction other than the State of New York, the term “New York UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

“Patent License” shall mean any written agreement, now or hereafter in effect, granting to any Pledgor any right to make, use or sell any invention covered by a Patent, now or hereafter owned by any third party (including any such rights that such Pledgor has the right to license).

“Patents” shall mean all of the following now owned or hereafter acquired by any Pledgor:  (a) all letters patent of the United States or the equivalent thereof in any other country, and all applications for letters patent of the United States or the equivalent thereof in any other country, including those listed on Schedule 9(b) to the Perfection Certificate, and (b) all reissues, continuations, divisions, continuations-in-part or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

“Perfection Certificate” shall mean a certificate substantially in the form of Exhibit I to the Credit Agreement, delivered on the date hereof, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by an officer of Parent and the Borrower, and each other Perfection Certificate, substantially in the form of Exhibit I to the Credit Agreement, executed and delivered by the applicable Pledgor contemporaneously with the execution and delivery of each Collateral Agreement Supplement executed in accordance with Section 2.2(c) hereof, in each case, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

“Pledged Collateral” shall have the meaning assigned to such term in Section 2.1.

“Pledged Debt Securities” shall have the meaning assigned to such term in Section 2.1.

“Pledged Debt Threshold” shall mean $6,750,000.

“Pledged Securities” shall mean any promissory notes, shares, stock certificates, share certificates or other certificated securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

“Pledged Stock” shall have the meaning assigned to such term in Section 2.1.

“Pledgor” shall mean Parent, the Borrower and each Subsidiary Party.

“Secured Parties” shall mean (a) the Lenders, (b) the Agent, (c) the Administrative Agent, (d) each L/C Issuer, (e) each counterparty to any Secured Swap Agreement or Secured Cash Management Agreement the obligations under which constitute Secured Obligations, (f) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document and (g) the successors and permitted assigns of each of the foregoing.

“Securities Pledge Supplement” shall mean an agreement substantially in the form of Exhibit I hereto or such form as otherwise agreed by Borrower and the Agent.

“Security Interest” shall have the meaning assigned to such term in Section 3.1.

“Subsidiary Party” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“Trademark License” shall mean any written agreement, now or hereafter in effect, granting to any Pledgor any right to use any Trademark now or hereafter owned by any third party (including any such rights that such Pledgor has the right to license).

“Trademarks” shall mean all of the following now owned or hereafter acquired by any Pledgor:  (a) all trademarks, service marks, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations thereof (if any), and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or the Puerto Rico Trademark Office or any similar offices in any State of the United States or the Commonwealth of Puerto Rico or any other country or any political subdivision thereof (except for “intent to use” applications for trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, unless and until an accepted filing of an “Amendment to Allege Use” whereby such intent-to-use application is converted to a “use in commerce” application pursuant to Section 1(c) of the Lanham Act or an accepted filing of a “Statement of Use” and issuance of a “Certificate of Registration” pursuant to Section 1(d) of Lanham Act), and all renewals thereof, including those listed on Schedule 9(a) to the Perfection Certificate and (b) all goodwill associated therewith or symbolized thereby.

ARTICLE II

Pledge of Securities

SECTION 2.1          Pledge. As security for the payment or performance, as the case may be, in full of the Secured Obligations, each Pledgor hereby pledges to the Agent, its successors and permitted assigns, for the benefit of the Secured Parties, and hereby grants to the Agent, its successors and permitted assigns, for the benefit of the Secured Parties, a security interest in all of such Pledgor’s right, title and interest in, to and under (a) the Equity Interests directly owned by it (including such Equity Interests constituting Pledged Stock listed on Schedules 7(a) and 7(b) to the Perfection Certificate) and any other Equity Interests obtained in the future by such Pledgor and any certificates representing all such Equity Interests (the “Pledged Stock”); provided that the Pledged Stock shall not include any Excluded Property, (b)(i) the debt securities currently issued to any Pledgor (including such debt securities constituting Pledged Debt Securities listed on Schedules 7(a) and 7(b) to the Perfection Certificate), (ii) any debt securities in the future issued to such Pledgor and (iii) the promissory notes and any other instruments, if any, evidencing such debt securities (the “Pledged Debt Securities”); provided that the Pledged Debt Securities shall not include any Excluded Property, (c) subject to Section 2.6, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other proceeds received in respect of, the securities referred to in clauses (a) and (b) above; (d) subject to Section 2.6, all rights and privileges of such Pledgor with respect to the securities and other property referred to in clauses (a), (b) and (c) above and (e) all proceeds of any of the foregoing (the items referred to in clauses (a) through (e) above being collectively referred to as the “Pledged Collateral”); provided that (i) with respect to any Pledgor that is a Non-U.S. Subsidiary, the Pledged Collateral shall not include any Equity Interests that are pledged pursuant to a separate pledge agreement in favor of the Agent for the benefit of the Secured Parties, and (ii) the Pledged Collateral shall not include any Excluded Property.

SECTION 2.2          Delivery of the Pledged Collateral.

(a)          Each Pledgor agrees, within 60 days (or 90 days for Pledged Securities issued by any Person organized under the laws of a jurisdiction other than the United States, any state thereof or the District of Columbia) after the acquisition (or such longer time as the Agent or Administrative Agent shall permit in its reasonable discretion)) to deliver or cause to be delivered to the Agent, for the benefit of the Secured Parties, any and all Pledged Securities to the extent such Pledged Securities, in the case of promissory notes or other instruments evidencing Indebtedness, are required to be delivered pursuant to paragraph (b) of this Section 2.2.

(b)          Each Pledgor will cause any Indebtedness (i) having, in each case, an aggregate principal amount in excess of the Pledged Debt Threshold or (ii) payable by Parent or any of its Subsidiaries (other than (x) intercompany current liabilities incurred in the ordinary course of business in connection with the cash management, tax and accounting operations of Parent, the Borrower and the Subsidiaries or (y) to the extent that a pledge of such promissory note or instrument would violate applicable law) owed to such Pledgor by any person that is evidenced by a duly executed promissory note to be pledged and delivered to the Agent, for the benefit of the Secured Parties, within 60 days (or 90 days for Indebtedness issued by any Non-U.S. Subsidiary) after the acquisition (or such longer time as the Agent or Administrative Agent shall permit in its reasonable discretion)) pursuant to the terms hereof.

(c)          Upon delivery to the Agent, (i) any Pledged Securities required to be delivered pursuant to the foregoing paragraphs (a) and (b) of this Section 2.2 shall be accompanied by stock powers or note powers, as applicable and/or required, duly executed in blank or other instruments of transfer reasonably satisfactory to the Agent and by such other instruments and documents as the Agent may reasonably request and (ii) all other property comprising part of the Pledged Collateral delivered pursuant to the terms of this Agreement shall be accompanied to the extent necessary to perfect the security interest in or allow realization on the Pledged Collateral by proper instruments of assignment duly executed by the applicable Pledgor and such other instruments or documents as the Agent may reasonably request.  Each delivery of Pledged Securities shall be accompanied by a Securities Pledge Supplement, which supplement shall include any supplements to Schedules 7(a), 7(b) and 8 to the Perfection Certificate, as applicable, and made a part hereof; provided that failure to attach any such Securities Pledge Supplement shall not affect the validity of such pledge of such Pledged Securities.  Each schedule so delivered shall supplement any prior schedules so delivered.

(d)          In accordance with, and subject to, the terms of any applicable Intercreditor Agreement, all Pledged Collateral delivered to the Agent shall be held by the Agent as bailee for the secured parties with respect to each such applicable Intercreditor Agreement solely for the purpose of perfecting the security interest therein granted in such Pledged Collateral.

SECTION 2.3          Representations, Warranties and Covenants. The Pledgors, jointly and severally,  represent and warrant, in each case to the extent and, unless otherwise specifically agreed by such Pledgor, only on each date as required by Section 2.22 or Article IV of the Credit Agreement, as applicable, and covenant to and with the Agent, for the benefit of the Secured Parties, until Payment in Full that:

(a)          Schedules 7(a) and 7(b) to the Perfection Certificate correctly set forth as of the Closing Date the percentage of the issued and outstanding shares of each class of the Equity Interests of the issuer thereof represented by such Pledged Stock and includes all Equity Interests, debt securities and promissory notes or instruments evidencing Indebtedness required to be delivered pursuant to Section 2.2(b);

(b)          the Pledged Stock (with respect to Pledged Stock issued by an issuer other than a Subsidiary of Parent organized under the laws of any jurisdiction of the United States, to the best of each Pledgor’s knowledge) have been duly and validly authorized and issued by the issuers thereof and are fully paid and nonassessable (to the extent such concepts are relevant for such interests);

(c)          except for the security interests granted hereunder, each Pledgor (i) is and, subject to any transfers made in compliance with the Credit Agreement, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedules 7(a) and 7(b) to the Perfection Certificate as owned by such Pledgor, (ii) holds the same free and clear of all Liens (other than Permitted Liens), (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than pursuant to a transaction permitted by the Credit Agreement and other than Permitted Liens and (iv) subject to the rights of such Pledgor under the Loan Documents to dispose of Pledged Collateral, will use commercially reasonable efforts to defend its title or interest thereto or therein against any and all Liens (other than Permitted Liens), however arising, of all persons;

(d)          other than as set forth in the Credit Agreement or the schedules thereto and except for restrictions and limitations imposed by the Loan Documents or securities laws generally, the Pledged Collateral is and will continue to be freely transferable and assignable, and none of the Pledged Collateral is or will be subject to any option, right of first refusal, shareholders agreement, charter, by-law, memorandum of association or articles of association provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Agent of rights and remedies hereunder;

(e)          each Pledgor has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated;

(f)          other than as set forth in the Credit Agreement or the schedules thereto, no consent or approval of any Governmental Authority, any securities exchange or any other person was or is necessary to the validity of the pledge effected hereby (other than such as have been obtained and are in full force and effect);

(g)          by virtue of the execution and delivery by the Pledgors of this Agreement and any foreign pledge agreements, when any Pledged Securities (excluding any foreign stock) are delivered to the Agent, for the benefit of the Secured Parties, in accordance with this Agreement, the Agent will obtain, for the benefit of the Secured Parties, a legal, valid and perfected lien upon and security interest in such Pledged Securities, subject only to Permitted Liens, as security for the payment and performance of the Secured Obligations, to the extent the New York UCC is applicable thereto;

(h)          the pledge effected hereby is effective to vest in the Agent, for the benefit of the Secured Parties, the rights of the Agent in the Pledged Collateral as set forth herein; and

(i)          subject to the terms of this Agreement and to the extent permitted by applicable law, each Pledgor that is an issuer of Pledged Stock hereby agrees (i) to be bound by the terms of this Agreement relating to the Equity Interests issued by it and to comply with such terms insofar as such terms are applicable to it, (ii) to the extent required under the laws of the applicable jurisdiction or reasonably requested by the Agent, to promptly note on its books the security interest granted to the Agent, on behalf of the Secured Parties, under this Agreement and (iii) that upon the occurrence and during the continuance of an Event of Default, it will comply with instructions of the Agent with respect to the Equity Interests in such Pledgor that constitute Pledged Stock hereunder without further consent by the applicable owner or holder of such Pledged Stock.

SECTION 2.4          Certification of Limited Liability Company and Limited Partnership Interests.

(a)          Each interest in any limited liability company or limited partnership Controlled by any Pledgor, pledged hereunder and represented by a certificate, shall be a “security” within the meaning of Article 8 of the New York UCC and such Pledgor shall elect, in its operating agreement, to treat such interest as a “security” within the meaning of Article 8 of the New York UCC, and such security shall be governed by Article 8 of the New York UCC.

(b)          Each interest in any limited liability company or limited partnership Controlled by a Pledgor that is pledged hereunder and not represented by a certificate shall not be a “security” within the meaning of Article 8 of the New York UCC and shall not be governed by Article 8 of the New York UCC (or other applicable Uniform Commercial Code in effect in another jurisdiction), and the Pledgors shall at no time elect to treat any such interest as a “security” within the meaning of Article 8 of the New York UCC or its equivalent in other jurisdictions or issue any certificate representing such interest, unless the applicable Pledgor provides prior notification to the Agent of such election and promptly delivers any such certificate to the Agent pursuant to the terms hereof.

SECTION 2.5          Registration in Nominee Name; Denominations. The Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in the name of the applicable Pledgor, endorsed or assigned in blank or in favor of the Agent or, if an Event of Default shall have occurred and be continuing, in its own name as pledgee or the name of its nominee (as pledgee or as sub-agent).  Upon the occurrence and during the continuance of an Event of Default, each Pledgor will promptly give to the Agent copies of any material notices or other communications received by it with respect to Pledged Securities (other than those issued by any Pledgor or its subsidiaries) registered in the name of such Pledgor.  If an Event of Default shall have occurred and be continuing, the Agent shall have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement.  Each Pledgor shall use its commercially reasonable efforts to cause each issuer of Pledged Securities that is not a party to this Agreement to comply with a request by the Agent, pursuant to this Section 2.5, to exchange certificates representing Pledged Securities of such Subsidiary for certificates of smaller or larger denominations.

SECTION 2.6          Voting Rights; Dividends and Interest, etc.

(a)          Unless and until an Event of Default shall have occurred and be continuing and the Agent shall have given notice to the relevant Pledgors of the Agent’s intention to exercise its rights hereunder:

(i)          Each Pledgor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Collateral or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreement and the other Loan Documents.

(ii)        The Agent shall promptly execute and deliver to each Pledgor, or cause to be executed and delivered to such Pledgor, all such proxies, powers of attorney and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above.

(iii)         Each Pledgor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Collateral to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents, and applicable laws; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Securities, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by any Pledgor, shall be delivered within 60 days (or 90 days for Pledged Securities issued by any Person organized under the laws of a jurisdiction other than the United States, any state thereof or the District of Columbia) of their receipt (or such longer time as the Agent shall permit in its reasonable discretion)) delivered to the Agent, for the benefit of the Secured Parties, in the same form as so received (endorsed in a manner reasonably satisfactory to the Agent).

(b)          Upon the occurrence and during the continuance of an Event of Default and after notice by the Agent to the relevant Pledgors of the Agent’s intention to exercise its rights hereunder, all rights of any Pledgor to dividends, interest, principal or other distributions that such Pledgor is authorized to receive pursuant to paragraph (a)(iii) of this Section 2.6 shall cease, and all such rights shall thereupon become vested, for the benefit of the Secured Parties, in the Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions.  All dividends, interest, principal or other distributions received by any Pledgor contrary to the provisions of this Section 2.6 shall not be commingled by such Pledgor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Agent, for the benefit of the Secured Parties, and shall be forthwith delivered to the Agent, for the benefit of the Secured Parties, in the same form as so received (endorsed in a manner reasonably satisfactory to the Agent).  Any and all money and other property paid over to or received by the Agent pursuant to the provisions of this paragraph (b) shall be retained by the Agent in an account to be established by the Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 4.2.  After all Events of Default have been cured or waived and the Borrower has delivered to the Agent a certificate to that effect, the Agent shall promptly repay to each Pledgor (without interest) all dividends, interest, principal or other distributions that such Pledgor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 2.6 and that remain in such account.

(c)          Upon the occurrence and during the continuance of an Event of Default and after notice by the Agent to the relevant Pledgors of the Agent’s intention to exercise its rights hereunder, all rights of any Pledgor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 2.6, and the obligations of the Agent under paragraph (a)(ii) of this Section 2.6, shall cease, and all such rights shall thereupon become vested in the Agent, for the benefit of the Secured Parties, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that the Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Pledgors to exercise such rights.  After all Events of Default have been cured or waived and the Borrower has delivered to the Agent a certificate to that effect, all rights of any Pledgor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 2.6, and the obligations of the Agent under paragraph (a)(ii) of this Section 2.6, shall in each case be reinstated.

(d)          Any notice given by the Agent to the Pledgors suspending their rights under paragraph (a) of this Section 2.6 (i) may be given to one or more of the Pledgors at the same or different times and (ii) may suspend the rights of the Pledgors under paragraph (a)(i) or paragraph (a)(iii) in part without suspending all such rights (as specified by the Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Agent’s rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.

ARTICLE III

Security Interests in Personal Property

SECTION 3.1          Security Interest.

(a)          As security for the payment or performance, as the case may be, in full of the Secured Obligations, each Pledgor hereby pledges to the Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in all right, title and interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Pledgor or in which such Pledgor now has or at any time in the future may acquire any right, title or interest (collectively, the “Article 9 Collateral”):

(i)          all Accounts;

(ii)         all Chattel Paper;

(iii)        all cash and Deposit Accounts;

(iv)        all Documents;

(v)         all Equipment;

(vi)        all General Intangibles;

(vii)       all Instruments;

(viii)      all Intellectual Property;

(ix)        all Goods and Inventory;

(x)         all Investment Property including the Pledged Collateral;

(xi)        all Letters of Credit and Letter of Credit Rights;

(xii)       all Commercial Tort Claims as described on Schedule 10 to any Perfection Certificate;

(xiii)      all books and records pertaining to the Article 9 Collateral; and

(xiv)      to the extent not otherwise included, all proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any person with respect to any of the foregoing.

Notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute a grant of a security interest in (and the Article 9 Collateral shall not include) any of the following (collectively, “Excluded Property”):

(A)         any vehicle or other property covered by a certificate of title or ownership, whether now owned or hereafter acquired to the extent the filing of a UCC-1 financing statement in the jurisdiction of organization (or other location of a Pledgor under Section 9-307 of the New York UCC) of the applicable Pledgor cannot perfect a security interest therein;

(B)         any Excluded Equity Interests;

(C)         any lease, license, franchise, charter, authorization, contract or agreement to which any Pledgor is a party, together with any rights or interest thereunder, in each case, if and to the extent that, and for so long as, such grant of a security interest therein (i) is prohibited by or would violate applicable law or regulation, (ii) requires any governmental (including regulatory) consent, approval, license or authorization that has not been obtained or consent of a third party that is not a Pledgor or a Subsidiary of a Pledgor pursuant to any contract or agreement binding on such asset at the time of its acquisition and not entered into in contemplation of such acquisition which consent has not been obtained, or (iii) is prohibited by or in violation of a term, provision or condition of any lease, license, franchise, charter, authorization, contract or agreement to which such Pledgor is a party, except, in the case of each of the foregoing clauses (i), (ii), and (iii), to the extent that such prohibition, requirement or restriction would be rendered ineffective under the Anti-Non-Assignment Clauses; provided, however, that, notwithstanding the foregoing, the Article 9 Collateral shall include, at such time as the contractual or legal prohibition or such requirement shall no longer be applicable and to the extent severable, shall attach to any portion of such lease, license, franchise, charter, authorization, contract or agreement not subject to the prohibitions specified in clauses (i), (ii), or (iii) above; provided, further, that the Excluded Property referred to in this clause (A) shall not include any Proceeds or receivables of any such lease, license, franchise, charter, authorization, contract or agreement (except to the extent such Proceeds or receivables constitute Excluded Property);

(D)         (1) any “intent to use” applications for trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, unless and until an accepted filing of  an “Amendment to Allege Use” whereby such intent-to-use application is converted to a “use in commerce” application pursuant to Section 1(c) of the Lanham Act or an accepted filing of a “Statement of Use” and issuance of a “Certificate of Registration” pursuant to Section 1(d) of Lanham Act and (2) any other Intellectual Property in any jurisdiction where the grant of a security interest thereon would cause the invalidation or abandonment of such Intellectual Property under applicable law;

(E)         (i) any leasehold or subleasehold interest (including any ground lease interest) in real property, (ii) any fee interest in owned real property other than Owned Real Property and (iii) any Owned Real Property that contains improve-ments that are located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a “special flood hazard area”;

(F)          any Equipment or other asset owned by any Pledgor that is subject to a purchase money lien or a Capital Lease Obligation, in each case, as permitted by the Credit Agreement, if the contract or other agreement in which such Lien is granted (or the documentation providing for such Capital Lease Obligation) prohibits or requires the consent of any person other than a Pledgor or a Subsidiary of a Pledgor as a condition to the creation of any other security interest on such Equipment or asset and, in each case, such prohibition or requirement is permitted by the Credit Agreement;

(G)          Letter-of-Credit Rights to the extent a security interest therein cannot be perfected by the filing of a UCC-1 financing statement in the jurisdiction of organization (or other location of a Pledgor under Section 9-307 of the New York UCC) of the applicable Pledgor;

(H)          all Commercial Tort Claims where the amount of damages reasonably expected to be realized by the applicable Pledgor (as determined by the Borrower in good faith) is not in excess of the Commercial Tort Claim Threshold;

(I)          any asset (including any Equity Interests) with respect to which the Borrower has determined in good faith together with the Administrative Agent that the costs or other consequences (including adverse tax consequences) of obtaining, perfecting or maintaining a Security Interest or pledge shall be excessive in view of the fair market value of such asset and/or the benefits to be obtained by the Secured Parties therefrom;

(J)          any Excluded Accounts and any assets of any Excluded Subsidiary or any other Person that is not, and is not required to be, a Loan Party;

(K)         any asset  to the extent excluded by application of the Agreed Security Principles; and

(L)         any asset acquired by any Pledgor if and to the extent that, and for so long as, such grant of a security interest therein (i) is prohibited by or would violate applicable law or regulation, (ii) requires any governmental (including regulatory) consent, approval, license or authorization that has not been obtained or consent of a third party that is not a Pledgor or a Subsidiary of a Pledgor pursuant to any contract or agreement binding on such asset at the time of its acquisition and not entered into in contemplation of such acquisition which consent has not been obtained, or (iii) is prohibited by or in violation of a term, provision or condition of any contract or agreement to which such Pledgor is a party binding on such asset at the time of its acquisition and not entered into in contemplation of such acquisition, except, in the case of each of the foregoing clauses (i), (ii), and (iii), to the extent that such prohibition, requirement or restriction would be rendered ineffective under the Anti-Non-Assignment Clauses; provided, however, that, notwithstanding the foregoing, the Article 9 Collateral shall include, at such time as the contractual or legal prohibition or such requirement shall no longer be applicable and to the extent severable, shall attach to any portion of such asset, not subject to the prohibitions specified in clauses (i), (ii), or (iii) above;

provided that if and when any property shall cease to be Excluded Property, a Lien on and security interest in such property shall be deemed granted therein and the provisions of this Agreement shall apply to such property, including the Proceeds of any General Intangible, Instrument, license, property right, permit or any other contract or agreement (except to the extent such Proceeds are Excluded Property).

(b)          Each Pledgor hereby irrevocably authorizes the Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements (including fixture filings) with respect to the Article 9 Collateral or any part thereof and amendments or continuations thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including (i) whether such Pledgor is an organization, the type of organization and any organizational identification number issued to such Pledgor, (ii) in the case of a financing statement filed as a fixture filing with respect to Owned Real Property, a sufficient description of the real property to which such Article 9 Collateral relates and (iii) a description of collateral that describes such property in any other manner as the Agent may reasonably determine is necessary or advisable to ensure the perfection of the security interest in the Article 9 Collateral granted under this Agreement, including describing such property as “all assets” or “all property” or words of similar effect. Each Pledgor agrees to provide such information to the Agent and to execute such financing statements promptly upon request. Each Pledgor agrees that at the sole cost and expense of the Pledgors, such Pledgor will maintain the security interest created by this Agreement in the Collateral as a perfected (to the extent required to be perfected under the Loan Documents) first priority security interest subject only to Permitted Liens and will file all UCC-3 continuation statements necessary to continue the perfection of the security interest created by this Agreement.

The Agent is further authorized to file with the United States Patent and Trademark Office, the Puerto Rico Trademark Office and the United States Copyright Office (and any successor office or any similar office in any other country) such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing, protecting or providing notices of the Security Interest granted by each Pledgor, without the signature of any Pledgor, and naming any Pledgor or the Pledgors as debtors and the Agent as secured party.

(c)          The Security Interest is granted as security only and shall not subject the Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Pledgor with respect to or arising out of the Article 9 Collateral.

(d)          Notwithstanding anything to the contrary in this Agreement or the Loan Documents, in no event shall control agreements or other control or similar arrangements be required with respect to cash, Deposit Accounts, Securities Accounts and Commodities Accounts (including securities entitlements and related assets) or Letter-of-Credit Rights.

SECTION 3.2          Representations and Warranties.  The Pledgors jointly and severally represent and warrant to the Agent and the Secured Parties in each case to the extent and, unless otherwise specifically agreed by such Pledgor, only on each date as required by Section 2.22 or Article IV of the Credit Agreement, as applicable, that:

(a)          Each Pledgor has good and valid rights in and title to the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Agent the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other person other than any consent or approval that has been obtained and is in full force and effect or has otherwise been disclosed herein or in the Credit Agreement and the Schedules thereto.

(b)         The Perfection Certificate has been duly prepared, completed and executed, and the exact legal name of each Pledgor set forth therein is correct and complete as of the Closing Date, and the other information therein is correct and complete in all material respects as of the Closing Date.  Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations containing a description of the Article 9 Collateral have been prepared by the Agent based upon the information provided to the Agent in the Perfection Certificate for filing in each governmental, municipal or other office specified in Schedule 5 to the Perfection Certificate (or specified by notice from the Borrower to the Agent after the Closing Date in the case of filings, recordings or registrations required by Section 5.10 of the Credit Agreement), and constitute all the filings, recordings and registrations (other than the filings described in the last sentence of this paragraph) that are necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Agent (for the benefit of the Secured Parties) in respect of all Article 9 Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions and the Commonwealth of Puerto Rico, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements or amendments.  Each Pledgor represents and warrants that one or more fully executed agreements in forms reasonably acceptable to the Agent and containing a description of all Article 9 Collateral as of the date hereof consisting of Intellectual Property owned by a Pledgor that are United States issued Patents (and U.S. Patents for which applications are pending), United States or Commonwealth of Puerto Rico registered Trademarks (and U.S. or Puerto Rican Trademarks for which registration applications are pending) and United States registered Copyrights (and U.S. Copyrights for which registration applications are pending) and Exclusive Copyright Licenses has been delivered to the Agent for recording with the United States Patent and Trademark Office and/or the United States Copyright Office pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and/or the regulations thereunder and the Puerto Rico Trademark Office pursuant to Article 11 of Act 169 of December 16, 2009, as amended, as applicable, to establish a legal, valid and perfected security interest in favor of the Agent (or in the case of filings with the Puerto Rico Trademark Office to provide notice of the Agent’s previously perfected security interest), for the benefit of the Secured Parties, in respect of all Article 9 Collateral consisting of such Intellectual Property in which a security interest may be perfected by recording with the United States Patent and Trademark Office, the Puerto Rico Trademark Office and/or the United States Copyright Office, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than such actions as may be necessary to perfect the Security Interest with respect to any Article 9 Collateral consisting of Patents, Trademarks and Copyrights (or registration or application for registration thereof) acquired or developed after the Closing Date).

(c)          The Security Interest constitutes (i) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the Secured Obligations, (ii) subject to the filings described in Section 3.2(b), a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions and the Commonwealth of Puerto Rico pursuant to the Uniform Commercial Code or other applicable law in such jurisdictions and (iii) subject to Section 3.2(b), a perfected security interest in all Article 9 Collateral in which a security interest may be perfected upon the receipt and recording of this Agreement (or a short form hereof) with the United States Patent and Trademark Office, the Puerto Rico Trademark Office and the United States Copyright Office, as applicable.  The Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral other than Permitted Liens.

(d)          The Article 9 Collateral is owned or held by the Pledgors free and clear of any Lien, other than Permitted Liens.  None of the Pledgors has filed or consented to the filing of (i) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Article 9 Collateral, (ii) any assignment with the United States Patent and Trademark Office, the Puerto Rico Trademark Office or the United States Copyright Office pursuant to which any Pledgor assigns any Article 9 Collateral consisting of Intellectual Property or any security agreement or similar instrument with the United States Patent and Trademark Office, the Puerto Rico Trademark Office or the United States Copyright Office covering any Article 9 Collateral consisting of Intellectual Property,  or (iii) any assignment in which any Pledgor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Permitted Liens or as otherwise permitted under the Credit Agreement.

(e)          None of the Pledgors holds any Commercial Tort Claim where the amount of damages reasonably expected to be realized by the applicable Pledgor (as determined by the Borrower in good faith) is in excess of the Commercial Tort Claim Threshold except as indicated on Schedule 10 to the Perfection Certificate.

SECTION 3.3          Covenants. Until Payment in Full:

(a)          Each Pledgor agrees to comply with Section 5.10(e) of the Credit Agreement.  Each Pledgor agrees promptly (and in any event within 30 days after such change) to provide the Agent with certified organizational documents reflecting any of the changes described in Section 5.10(e) of the Credit Agreement.

(b)          Subject to the rights of such Pledgor under the Loan Documents to dispose of Collateral, and subject to Section 3.5 below, each Pledgor shall, at its own expense, use commercially reasonable efforts to defend title to the Article 9 Collateral against all persons and to defend the Security Interest of the Agent, for the benefit of the Secured Parties, in the Article 9 Collateral and the priority thereof against any Lien that is not a Permitted Lien.

(c)          Each Pledgor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Agent may from time to time reasonably request to better assure, preserve, protect and perfect (to the extent perfection is required under the Credit Agreement or this Agreement) the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement and the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith.

(d)          After the occurrence of an Event of Default and during the continuance thereof, the Agent shall have the right to verify under reasonable procedures the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Article 9 Collateral, including, in the case of Accounts or Article 9 Collateral in the possession of any third person, by contacting Account Debtors or the third person possessing such Article 9 Collateral for the purpose of making such a verification.  The Agent shall have the right to share any information it gains from such inspection or verification with any Secured Party.

(e)          Each Pledgor (rather than the Agent or any Secured Party) shall remain liable for the observance and performance of all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Article 9 Collateral and each Pledgor jointly and severally agrees to indemnify and hold harmless the Agent and the Secured Parties from and against any and all liability for such performance.

(f)          None of the Pledgors shall make or permit to be made an assignment, pledge or hypothecation of the Article 9 Collateral or shall grant any other Lien in respect of the Article 9 Collateral, except as expressly permitted or not prohibited by the Credit Agreement.  None of the Pledgors shall make or permit to be made any transfer of the Article 9 Collateral and each Pledgor shall remain at all times in possession of the Article 9 Collateral owned by it, except as expressly permitted or not prohibited by the Credit Agreement.  Notwithstanding the foregoing, if the Agent shall have notified the Pledgors that an Event of Default under clause (b), (c), (h) or (i) of Section 7.01 of the Credit Agreement shall have occurred and be continuing, and during the continuance thereof, the Pledgors shall not sell, convey, lease, assign, transfer or otherwise dispose of any Article 9 Collateral to the extent requested by the Agent, except as expressly permitted or not prohibited by the Credit Agreement.

(g)          Each Pledgor irrevocably makes, constitutes and appoints the Agent (and all officers, employees or agents designated by the Agent) as such Pledgor’s true and lawful agent (and attorney-in-fact) for the purpose, during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Article 9 Collateral under policies of insurance, endorsing the name of such Pledgor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto.  In the event that any Pledgor at any time or times shall fail to obtain or maintain any of the policies of insurance required by the Loan Documents or to pay any premium in whole or part relating thereto, the Agent may, without waiving or releasing any obligation or liability of the Pledgors hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Agent reasonably deems advisable.  All sums disbursed by the Agent in connection with this Section 3.3(g), including reasonable and documented out-of-pocket attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Pledgors to the Agent and shall be additional Secured Obligations secured hereby.

SECTION 3.4          Other Actions.  In order to further ensure the attachment, perfection and priority of, and the ability of the Agent to enforce, for the benefit of the Secured Parties, the Agent’s security interest in the Article 9 Collateral, each Pledgor agrees, in each case at such Pledgor’s own expense, to take the following actions with respect to the following Article 9 Collateral until Payment in Full:

(a)          Instruments and Tangible Chattel Paper.  If any Pledgor shall at any time own or acquire any Instruments (other than checks received and processed in the ordinary course of business) or Tangible Chattel Paper evidencing an amount in excess of the Instruments and Chattel Paper Threshold, such Pledgor shall within 60 days (or 90 days for such Instruments or Tangible Chattel Paper issued by any Person organized under the Laws of a jurisdiction other than the United States, any state thereof or the District of Columbia) endorse, assign and deliver the same to the Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Agent may from time to time reasonably request.

(b)          Commercial Tort Claims.  If any Pledgor shall at any time hold or acquire Commercial Tort Claims where the amount of damages reasonably expected to be realized by the applicable Pledgor (as determined by the Borrower in good faith) is estimated to exceed the Commercial Tort Claim Threshold, such Pledgor shall promptly notify the Agent thereof concurrently with the delivery of financial statements pursuant to Section 5.04(a) or Section 5.04(b) of the Credit Agreement in a writing signed by such Pledgor, including a summary description of such claim, and grant to the Agent in writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Agent.

(c)          Delivery of First Mortgage Notes.  If any Pledgor shall at any time execute a Mortgage with respect to any real estate located in the Commonwealth of Puerto Rico, it shall, within twenty (20) Business Days of the execution of such Mortgage, deliver to the Agent the original of the corresponding mortgage note secured by such Mortgage in form and substance reasonably satisfactory to the Agent and, if applicable, accompanied by such instruments of transfer or assignment duly executed in blank as the Agent may from time to time reasonably request, and an update to Schedule 8 to the Perfection Certificate  listing such mortgage note and the principal amount thereof.

SECTION 3.5          Covenants Regarding Patent, Trademark and Copyright Collateral. Except as permitted by the Credit Agreement, until Payment in Full:

(a)          Each Pledgor agrees that it will not knowingly do any act or knowingly omit to do any act (and will exercise commercially reasonable efforts to prevent its licensees from doing any act or omitting to do any act) whereby any Patent material to the normal conduct of such Pledgor’s business may reasonably be expected to become prematurely invalidated or dedicated to the public, and agrees that it shall take commercially reasonable steps with respect to any material products covered by any such Patent designed to establish and preserve its rights therein under applicable patent laws.

(b)          Each Pledgor will, and will use its commercially reasonable efforts to cause its licensees or its sublicensees to, for each Trademark material to the normal conduct of such Pledgor’s business, (i) maintain such Trademark in a manner that would not reasonably be expected to result in any adjudication of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark, (iii) display such Trademark with notice of federal or foreign registration, or claim of trademark or service mark in each case, if and to the extent required under applicable law and (iv) not knowingly use or knowingly permit its licensees’ use of such Trademark in violation of any third-party rights.

(c)          Each Pledgor will, and will use its commercially reasonable efforts to cause its licensees or its sublicensees to, for each work covered by a material Copyright necessary to the normal conduct of such Pledgor’s business that it publishes, displays and distributes, use copyright notice if and to the extent required under applicable copyright laws.

(d)          Each Pledgor shall notify the Agent promptly if it knows (i) that any Patent, Trademark or Copyright owned by such Pledgor and material to the normal conduct of such Pledgor’s business may imminently become abandoned, lost or dedicated to the public, or (ii) of any materially adverse determination or development (excluding office actions and similar determinations or developments) in the United States Patent and Trademark Office, the Puerto Rico Trademark Office, the United States Copyright Office, any court or any similar office of any country, regarding such Pledgor’s ownership of any such material Patent, Trademark or Copyright or its right to register or to maintain the same.

(e)          Each Pledgor, either itself or through any agent, employee, licensee or designee, shall (i) give notice to the Agent concurrently with the delivery of financial statements pursuant to Section 5.04(a) of the Credit Agreement of (x) each application filed during the period since the last notice to the Agent pursuant to this clause (whether filed by itself, or through any agent, employee, licensee or designee) for (x) any Patent with the United States Patent and Trademark Office and (y) any registration of any Trademark or Copyright with the United States Patent and Trademark Office, the Puerto Rico Trademark Office or the United States Copyright Office, and (y) each Exclusive Copyright License acquired since the last notice to the Agent pursuant to this clause and (ii) upon the reasonable request of the Agent, execute and deliver any and all agreements, instruments, documents and papers as the Agent may reasonably request to evidence the Agent’s security interest in any Article 9 Collateral consisting of U.S. issued Patents, and U.S. or Puerto Rican registered Trademarks or U.S. registered Copyrights (and applications therefor), in each case, owned by such Pledgor and any Article 9 Collateral consisting of Exclusive Copyright Licenses; provided that, to the extent any such Patent, Trademark and Copyright and Exclusive Copyright License is Article 9 Collateral, the provisions Article III hereof shall automatically apply thereto and any such Patent, Trademark or Copyright or Exclusive Copyright License shall automatically constitute Collateral as if such would have constituted Collateral at the time of execution hereof and be subject to the Lien and security interest created by this Agreement without further action by any party.

(f)          Each Pledgor shall exercise its reasonable business judgment consistent with the practice in any proceeding before the United States Patent and Trademark Office, the Puerto Rico Trademark Office or the United States Copyright Office with respect to maintaining and pursuing each material application owned by such Pledgor relating to any Patent, Trademark and/or Copyright (and obtaining the relevant grant or registration) material to the normal conduct of such Pledgor’s business and to maintain (i) each issued Patent and (ii) the registrations of each Trademark and each Copyright owned by such Pledgor that is material to the normal conduct of such Pledgor’s business, including, when applicable and necessary in such Pledgor’s reasonable business judgment, timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if any Pledgor believes necessary in its reasonable business judgment, to initiate opposition, interference and cancellation proceedings against third parties.

(g)          In the event that any Pledgor knows that any Article 9 Collateral consisting of a Patent, Trademark or Copyright owned by such Pledgor and material to the normal conduct of its business has been or is about to be materially infringed, misappropriated or diluted by a third party, such Pledgor shall promptly notify the Agent and shall, if such Pledgor deems it necessary in its reasonable business judgment, promptly sue and recover any and all damages, and take such other actions as are reasonably appropriate under the circumstances.

(h)          Upon and during the continuance of an Event of Default, at the request of the Agent, each Pledgor shall use commercially reasonable efforts to obtain all requisite consents or approvals from the licensor under each Copyright License, Patent License or Trademark License to effect the assignment of all such Pledgor’s right, title and interest thereunder to (in the Agent’s sole discretion) the designee of the Agent or the Agent.

ARTICLE IV

Remedies

SECTION 4.1          Remedies upon Default. Upon the occurrence and during the continuance of an Event of Default, each Pledgor agrees to deliver each item of Collateral to the Agent on demand, and it is agreed that the Agent shall have the right to take any or all of the following actions, at the same or different times: (a) with respect to any Article 9 Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Article 9 Collateral by the applicable Pledgors to the Agent or to license or sublicense, any such Article 9 Collateral throughout the world on such terms and conditions and in such manner as the Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers thereunder cannot be obtained) in accordance with Section 4.3 below, (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Article 9 Collateral and without liability for trespass to the applicable Pledgor to enter any premises where the Article 9 Collateral may be located for the purpose of taking possession of or removing the Article 9 Collateral and, generally, to exercise any and all rights afforded to a secured party under the applicable Uniform Commercial Code or other applicable law, (c) foreclose any Mortgage without first foreclosing the security interest herein created over the mortgage note secured by such Mortgage and (d) instead of exercising the power of sale herein conferred upon it, proceed by suits at law or in equity to foreclose the Lien granted by any of the Mortgages and sell the Mortgaged Property or any portion thereof under one or more judgments or decrees of a court or courts of competent jurisdiction.  Without limiting the generality of the foregoing, each Pledgor agrees that the Agent shall have the right, subject to the requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Agent shall deem appropriate.  The Agent shall be authorized in connection with any sale of a security (if it deems it advisable to do so) pursuant to the foregoing to restrict the prospective bidders or purchasers to persons who represent and agree that they are purchasing such security for their own account, for investment, and not with a view to the distribution or sale thereof.  Upon consummation of any such sale of Collateral pursuant to this Section 4.1 the Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold.  Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives and releases (to the extent permitted by law) all rights of redemption, stay, valuation and appraisal that such Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Agent shall give the applicable Pledgors 10 days’ written notice (which each Pledgor agrees is reasonable notice within the meaning of Section 9‑611 of the New York UCC or its equivalent in other jurisdictions) of the Agent’s intention to make any sale of Collateral.  At any such sale, the Collateral, or the portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Agent may (in its sole and absolute discretion) determine.  The Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given.  The Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.  In the case of any sale of all or any part of the Collateral made on credit or for future delivery, the Collateral so sold may be retained by the Agent until the sale price is paid by the purchaser or purchasers thereof, but the Agent shall not incur any liability in the event that any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in the case of any such failure, such Collateral may be sold again upon notice given in accordance with provisions above.  At any public (or, to the extent permitted by law, private) sale made pursuant to this Section 4.1, any Secured Party may credit bid for or purchase for cash, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Pledgor (all such rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Pledgor therefor.  For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Agent shall be free to carry out such sale pursuant to such agreement and no Pledgor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations paid in full.  As an alternative to exercising the power of sale herein conferred upon it, the Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.  Any sale pursuant to the provisions of this Section 4.1 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

Upon any sale of Collateral by the Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by the Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Agent or such officer or be answerable in any way for the misapplication thereof.

SECTION 4.2          Application of Proceeds. Subject to the terms of any Intercreditor Agreement, the Agent shall promptly apply the proceeds, moneys or balances of any collection or sale of Collateral, as well as any Collateral consisting of cash, as set forth in Section 7.02 of the Credit Agreement, subject to the last paragraph of Section 7.02 of the Credit Agreement. If, despite the provisions of this Agreement, any Secured Party shall receive any payment or other recovery in excess of its portion of payments on account of the Secured Obligations to which it is then entitled in accordance with this Agreement, such Secured Party shall hold such payment or other recovery in trust for the benefit of all Secured Parties hereunder for distribution in accordance with the Credit Agreement.

SECTION 4.3          Grant of License to Use Intellectual Property. For the purpose of enabling the Agent to exercise rights and remedies under this Agreement upon the occurrence and during the continuance of an Event of Default at such time as the Agent shall be lawfully entitled to exercise such rights and remedies, each Pledgor hereby grants to (in the Agent’s sole discretion) a designee of the Agent or the Agent, for the benefit of the Secured Parties, an irrevocable (until Payment in Full), non-exclusive license (exercisable without payment of royalty or other compensation to any Pledgor), subject to such Pledgor’s pre-existing rights and licenses and subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of such Pledgor to avoid the risk of invalidation of such Trademarks, to use, license or sublicense (but solely to the extent permitted under all applicable licenses) any Intellectual Property now owned, licensed or hereafter acquired by such Pledgor, wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.  Any license, sublicense or other transaction entered into by the Agent in accordance herewith shall be binding upon the Pledgors notwithstanding any subsequent cure of an Event of Default.

SECTION 4.4          Securities Act, etc. In view of the position of the Pledgors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar federal statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder.  Each Pledgor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Agent if the Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same.  Similarly, there may be other legal restrictions or limitations affecting the Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect.  Each Pledgor acknowledges and agrees that in light of such restrictions and limitations, the Agent, in its sole and absolute discretion, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws or, to the extent applicable, Blue Sky or other state securities laws and (b) may approach and negotiate with a single potential purchaser or a limited number of potential purchasers (as determined by the Agent in its sole and absolute discretion) to effect such sale.  Each Pledgor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions.  In the event of any such sale, the Agent shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more purchasers were approached.  The provisions of this Section 4.4 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Agent sells.

SECTION 4.5          Registration, etc. Each Pledgor agrees that, upon the occurrence and during the continuance of an Event of Default, if for any reason the Agent desires to sell any of the Pledged Collateral at a public sale, it will, at any time and from time to time, upon the written request of the Agent, use its commercially reasonable efforts to take or to cause the issuer of such Pledged Collateral to take such action and prepare, distribute and/or file such documents, as are required or advisable in the reasonable opinion of counsel for the Agent to permit the public sale of such Pledged Collateral.  Each Pledgor further agrees to indemnify, defend and hold harmless the Agent, each other Secured Party, any underwriter and their respective officers, directors, affiliates and controlling persons from and against all loss, liability, expenses, costs of counsel (including reasonable fees and expenses to the Agent of legal counsel), and claims (including the costs of investigation) that they may incur insofar as such loss, liability, expense or claim arises out of or is based upon any alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto) or in any notification or offering circular, or arises out of or is based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements in any thereof not misleading, except insofar as the same may have been caused by any untrue statement or omission based upon information furnished in writing to such Pledgor or the issuer of such Pledged Collateral by the Agent or any other Secured Party expressly for use therein.  Each Pledgor further agrees, upon such written request referred to above, to use its commercially reasonable efforts to qualify, file or register, or cause the issuer of such Pledged Collateral to qualify, file or register, any of the Pledged Collateral under the Blue Sky or other securities laws of such states as may be reasonably requested by the Agent and keep effective, or cause to be kept effective, all such qualifications, filings or registrations.  Each Pledgor will bear all costs and expenses of carrying out its obligations under this Section 4.5.  Each Pledgor acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this Section 4.5 only and that such failure would not be adequately compensable in damages and, therefore, agrees that its agreements contained in this Section 4.5 may be specifically enforced.

ARTICLE V

Miscellaneous

SECTION 5.1          Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement.  All communications and notices hereunder to any Loan Party other than the Borrower shall be given to it in care of the Borrower, with such notice to be given as provided in Section 9.01 of the Credit Agreement.

SECTION 5.2          Security Interest Absolute. All rights of the Agent hereunder, the Security Interest, the security interest in the Pledged Collateral and all obligations of each Pledgor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document, or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Secured Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Pledgor in respect of the Secured Obligations or this Agreement (other than a defense of payment or performance).

SECTION 5.3          Limitation by Law. All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law or regulation, and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law or regulation that may be controlling and to be limited to the extent necessary so that they shall not render this Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law or regulation.  Each Pledgor and the Agent, for itself and on behalf of each Secured Party, hereby confirms that it is the intention of all such persons that this Agreement and the pledge and security interest in the Collateral granted under this Agreement not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Code or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Agreement and the Security Interest and the security interest in the Pledged Collateral granted hereunder.  To effectuate the foregoing intention, the Agent, for itself and on behalf of each Secured Party, and the Pledgors hereby irrevocably agree that the Security Interest and the security interest in the Pledged Collateral granted hereunder at any time shall be limited to the maximum extent as will result in the Security Interest and the security interest in the Pledged Collateral granted under this Agreement not constituting a fraudulent transfer or conveyance.

SECTION 5.4          Binding Effect; Several Agreement. This Agreement shall become effective as to any party to this Agreement when a counterpart hereof executed on behalf of such party shall have been delivered to the Agent and a counterpart hereof shall have been executed on behalf of the Agent, and thereafter shall be binding upon such party and the Agent and their respective permitted successors and assigns, and shall inure to the benefit of such party, the Agent and the other Secured Parties and their respective permitted successors and assigns, except that no party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the Credit Agreement.  This Agreement shall be construed as a separate agreement with respect to each Loan Party and may be amended, modified, supplemented, waived or released by the Agent with respect to any Loan Party without the approval of any other Loan Party and without affecting the obligations of any other Loan Party hereunder.

SECTION 5.5          Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Pledgor or the Agent that are contained in this Agreement shall bind and inure to the benefit of their respective permitted successors and assigns.

SECTION 5.6          Agent’s Fees and Expenses; Indemnification.

(a)          The parties hereto agree that the Agent shall be entitled to reimbursement of its expenses incurred hereunder as provided in Section 9.05 of the Credit Agreement.

(b)          Sections 8.07 and 9.05 of the Credit Agreement are incorporated herein, mutatis mutandis, as if a part hereof.

(c)          Any such amounts payable as provided hereunder shall be additional Secured Obligations secured hereby and by the other Security Documents.  The provisions of this Section 5.6 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Secured Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Agent or any other Secured Party.  All amounts due under this Section 5.6 shall be payable on written demand therefor.

SECTION 5.7          Agent Appointed Attorney-in-Fact. Each Pledgor hereby appoints the Agent as the attorney-in-fact of such Pledgor for the purpose, after the occurrence and during the continuance of an Event of Default, of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest.  Without limiting the generality of the foregoing, the Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Agent’s name or in the name of such Pledgor, (a) to receive, endorse, assign or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof, (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due under and by virtue of any Collateral; (d) to sign the name of any Pledgor on any invoice or bill of lading relating to any of the Collateral; (e) to send verifications of Accounts to any Account Debtor; (f) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (g) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (h) to notify, or to require any Pledgor to notify, Account Debtors to make payment directly to the Agent; and (i) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Agent were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby.  The Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor any of their respective officers, directors, employees or agents shall be responsible to any Pledgor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

SECTION 5.8          GOVERNING LAW. THIS AGREEMENT, THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND ALL DISPUTES ARISING HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (OTHER THAN ANY MANDATORY PROVISIONS OF THE NEW YORK UCC RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OR PRIORITY OF THE SECURITY INTERESTS). NOTWITHSTANDING THE FOREGOING, IT IS THE INTENT OF THE PARTIES HERETO THAT THE TERMS OF THIS AGREEMENT SHALL BE GOVERNED BY AND THAT THE AGREEMENT SHALL APPLY THE LAWS OF THE STATE OF NEW YORK WITH RESPECT TO THE ATTACHMENT OF THE SECURITY INTEREST GRANTED HEREUNDER.

SECTION 5.9          Waivers; Amendment.

(a)          No failure or delay by the Agent, any L/C Issuer, any Lender or any other Secured Party in exercising any right, power or remedy hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy, or any abandonment or discontinuance of steps to enforce such a right, power or remedy, preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  The rights, powers and remedies of the Agent, any L/C Issuer, the Lenders or any other Secured Party hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights, powers or remedies that they would otherwise have.  No waiver of any provision of this Agreement or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 5.9, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan, or the issuance of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Agent, any Lender, any L/C Issuer or any other Secured Party may have had notice or knowledge of such Default or Event of Default at the time.  No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.

(b)          Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Agent and the Loan Party or Loan Parties with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.08 of the Credit Agreement.

SECTION 5.10        WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS.  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.10.

SECTION 5.11        Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.  The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 5.12        Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 5.4.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile, emailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement.  The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Agent to accept electronic signatures in any form or format without its prior written consent.

SECTION 5.13        Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 5.14        Jurisdiction; Consent to Service of Process.

(a)          Each party to this Agreement hereby irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of any New York State court or federal court of the United States of America sitting in New York City in the Borough of Manhattan, and any appellate court from any thereof (collectively, “New York Courts”), in any action or proceeding arising out of or relating to this Agreement or any other Loan Documents to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Loan Documents in the courts of any jurisdiction, except that each of the Loan Parties agrees that (a) it will not bring any such action or proceeding in any court other than New York Courts (it being acknowledged and agreed by the Loan Parties that any other forum would be inconvenient and inappropriate in view of the fact that more of the Lenders who would be affected by any such action or proceeding have contacts with the State of New York than any other jurisdiction), and (b) in any such action or proceeding brought against any Loan Party in any other court, it will not assert any cross-claim, counterclaim or setoff, or seek any other affirmative relief, except to the extent that the failure to assert the same will preclude such Loan Party from asserting or seeking the same in the New York Courts.

(b)          Each party to this Agreement hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any New York Court.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)          Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 5.1.  Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 5.15        Termination or Release.

(a)          This Agreement, the pledges made herein, the Security Interest and all other security interests granted hereby, and all other Security Documents securing the Secured Obligations (including without limitation foreign security documents), shall automatically terminate and/or be released all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the applicable Pledgors, upon Payment in Full.

(b)          A Subsidiary Party shall be automatically released from its obligations hereunder and the security interests in the Collateral of such Subsidiary Party shall be automatically released as set forth in Section 9.18 of the Credit Agreement.

(c)          The security interests in the Collateral of any Pledgor shall be automatically released as set forth in Section 9.18 of the Credit Agreement.

(d)          Upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 9.08 of the Credit Agreement, the security interest in such Collateral shall be automatically released, all without delivery of any instrument or performance of any act by any party.

(e)          In connection with any termination or release pursuant to paragraph (a), (b) or (c) of this Section 5.15 or any subordination pursuant to Section 8.12 of the Credit Agreement, the Agent shall execute and deliver to any Pledgor, at such Pledgor’s expense, all documents that such Pledgor shall reasonably request to evidence such termination, release, or subordination (including, without limitation, UCC termination statements), and, if applicable, will duly assign and transfer to such Pledgor, such of the Pledged Collateral that has been delivered to the Agent or otherwise may be in the possession of the Agent and has not theretofore been sold or otherwise applied or released pursuant to this Agreement.  Any execution and delivery of documents pursuant to this Section 5.15 shall be without recourse to or warranty by the Agent or any other Secured Party and subject to the Agent’s receipt, upon request, of a certification by the Borrower and applicable Pledgor, in form and substance reasonably satisfactory to the Agent, stating that such transaction and release are in compliance with the Credit Agreement and the other Loan Documents and as to such other matters as the Agent may reasonably request.

SECTION 5.16        Additional Subsidiaries. Upon execution and delivery by the Agent and any Subsidiary that is required to become a party hereto by Section 5.10 of the Credit Agreement of a Collateral Agreement Supplement, with such changes as are reasonably agreed by the Borrower and the Agent to reflect the Agreed Security Principles or provisions of applicable law, such Subsidiary shall become a Subsidiary Party hereunder with the same force and effect as if originally named as a Subsidiary Party herein.  The execution and delivery of a Collateral Agreement Supplement shall not require the consent of any other Loan Party.  The rights and obligations of each party to this Agreement shall remain in full force and effect notwithstanding the addition of any new party to this Agreement.

SECTION 5.17        Right of Set-off. If an Event of Default shall have occurred and be continuing, each Lender, the Administrative Agent and each L/C Issuer is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender, the Administrative Agent or such L/C Issuer to or for the credit or the account of any party to this Agreement against any and all of the obligations of such party now or hereafter existing under this Agreement owed to such Lender, the Administrative Agent or such L/C Issuer, irrespective of whether or not such Lender, the Administrative Agent or such L/C Issuer shall have made any demand under this Agreement and although such obligations may be unmatured.  The rights of each Lender, the Administrative Agent and L/C Issuer under this Section 5.17 are in addition to other rights and remedies (including other rights of set-off) that such Lender, the Administrative Agent and such L/C Issuer may have.

SECTION 5.18        Subject to Intercreditor Agreement. Notwithstanding anything herein to the contrary, from and after the execution and delivery of any Intercreditor Agreement, (i) the liens and security interests granted to the Agent pursuant to this Agreement will be subject to such Intercreditor Agreement and (ii) the exercise of any right or remedy by the Agent hereunder will be subject to the limitations and provisions of such Intercreditor Agreement.  In the event of any conflict between the terms of such Intercreditor Agreement and the terms of this Agreement, the terms of such Intercreditor Agreement shall govern.

SECTION 5.19        Mortgages. In the event that any of the Collateral hereunder is also subject to a valid and enforceable Lien under the terms of a Mortgage and the terms thereof are inconsistent with the terms of this Agreement, then with respect to such Collateral, the terms of such Mortgage shall control in the case of fixtures and real property leases, letting and licenses of, and contracts, and agreements relating to the lease of, real property, and the terms of this Agreement shall control in the case of all other Collateral.

SECTION 5.20        Non-Collateral; Requirements. Notwithstanding anything herein or in any other Security Document to the contrary, (i) no Pledgor makes any representation or warranty as to the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest hereunder in any Equity Interests of any Subsidiary, or as to the rights and remedies of the Agent or any Lender with respect thereto, under foreign law and (ii) the representations, warranties and covenants made by any Pledgor (including with respect to any of its Subsidiaries) in this Agreement or in any other Security Document shall be deemed not to apply to any Non-Collateral or Requirement.

SECTION 5.21        Credit Agreement. In the event of any conflict or inconsistency between the provisions of the Credit Agreement and this Agreement, the provisions of the Credit Agreement shall govern and control.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

EVERTEC, INC.

By:	/s/ Joaquin Castrillo
Name: Joaquin Castrillo
Title: Executive Vice President & Chief Financial Officer

EVERTEC GROUP, LLC

By:	/s/ Joaquin Castrillo
Name: Joaquin Castrillo
Title: Executive Vice President & Chief Financial Officer

EVERTEC INTERMEDIATE HOLDINGS, LLC

By:	/s/ Joaquin Castrillo
Name: Joaquin Castrillo
Title: Executive Vice President & Chief Financial Officer

TRUIST BANK, as Collateral Agent,

By:	/s/ Elizabeth Scheper
Name: Elizabeth Scheper
Title: Director

Exhibit I
to the Collateral Agreement

[Form of]

SECURITIES PLEDGE SUPPLEMENT

This Securities Pledge Supplement, dated as of [                    ], is delivered pursuant to Section 2.2(c) of the Collateral Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Collateral Agreement;” capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Collateral Agreement), dated as of December 1, 2022, made by EVERTEC, INC., a Commonwealth of Puerto Rico corporation (“Parent”), EVERTEC GROUP, LLC, a Commonwealth of Puerto Rico limited liability company (the “Borrower”), each Subsidiary of Parent that becomes a party thereto (each, a “Subsidiary Party”) and TRUIST BANK, as Collateral Agent (in such capacity, the “Agent”) for the Secured Parties.  The undersigned hereby agrees that this Securities Pledge Supplement may be attached to the Collateral Agreement and that the Pledged Securities and/or Promissory Notes listed on this Securities Pledge Supplement shall be deemed to be and shall become part of the Pledged Collateral and shall secure all Secured Obligations.

(a)          Equity Interests of Companies and Subsidiaries

Legal Entities Owned	Record Owner	Certificate No(s).	No. Shares/Interest

(b)          Other Equity Interests

Legal Entities Owned	Record Owner	Certificate No(s).	No. Shares/Interest

(c)          Instruments

[ ],
as Pledgor

By:
Name:
Title:

AGREED TO AND ACCEPTED:

Truist Bank,
as Collateral Agent

By:
Name:
Title:

Exhibit II
to the Collateral Agreement

[Form of]

COLLATERAL AGREEMENT SUPPLEMENT NO. [_]

COLLATERAL AGREEMENT SUPPLEMENT NO. ______ dated as of                    (this “Supplement”), to the Collateral Agreement dated as of December 1, 2022 (as heretofore amended, amended and restated, supplemented and/or otherwise modified from time to time, the “Collateral Agreement”; and such date, the “Closing Date”), among EVERTEC, INC., a Puerto Rico corporation (“Parent”), EVERTEC GROUP, LLC, a Puerto Rico limited liability company (“Borrower”), each Subsidiary Party party thereto and TRUIST BANK, as Collateral Agent (in such capacity, the “Agent”) for the Secured Parties (as defined therein).

A.          Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Collateral Agreement (including by cross-reference to the Credit Agreement, as defined therein).

C.          The Pledgors have entered into the Collateral Agreement in order to induce the Lenders to make Loans and each L/C Issuer to issue Letters of Credit.  Section 5.16 of the Collateral Agreement provides that additional Subsidiaries may become Subsidiary Parties under the Collateral Agreement by execution and delivery of an instrument in the form of this Supplement.  The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Subsidiary Party under the Collateral Agreement in order to induce the Lenders to make additional Loans and each L/C Issuer to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

Accordingly, the Agent and the New Subsidiary agree as follows:

SECTION 1.        In accordance with Section 5.16 of the Collateral Agreement, the New Subsidiary by its signature below becomes a Subsidiary Party and a Pledgor under the Collateral Agreement with the same force and effect as if originally named therein as a Subsidiary Party and a Pledgor, and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Collateral Agreement applicable to it as a Subsidiary Party and Pledgor thereunder and (b) represents and warrants that the representations and warranties made by it as a Pledgor thereunder are true and correct in all material respects on and as of the date hereof.  In furtherance of the foregoing, as security for the payment and performance, as the case may be, in full of the Secured Obligations, the New Subsidiary hereby pledges to the Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in all the New Subsidiary’s right, title and interest in or to the Collateral of the New Subsidiary. Each reference to a “Subsidiary Party” or a “Pledgor” in the Collateral Agreement shall be deemed to include the New Subsidiary.  The Collateral Agreement is hereby incorporated herein by reference.

SECTION 2.        The New Subsidiary represents and warrants to the Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing.

SECTION 3.        This Supplement may be executed in one or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract.  This Supplement shall become effective when (a) the Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary and (b) the Agent has executed a counterpart hereof.  Delivery of an executed counterpart of a signature page to this Supplement by facsimile, emailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Supplement.  The words “execution,” “signed,” “signature,” “delivery,” and words of like import in this Supplement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Agent to accept electronic signatures in any form or format without its prior written consent.

SECTION 4.        [The New Subsidiary hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of all the Pledged Stock and Pledged Debt Securities of the New Subsidiary, (b) set forth on Schedule II attached hereto is a true and correct schedule of all Intellectual Property owned by the New Subsidiary constituting United States or Puerto Rico registered Trademarks, United States issued Patents and United States registered Copyrights (and applications therefor)[, and in each case, other than Excluded Property, (c) set forth on Schedule III attached hereto is a true and correct schedule of all Commercial Tort Claims in excess of (i) $3,975,000 with respect to any Commercial Tort Claim for such New Subsidiary or (ii) $6,750,000 in the aggregate for all Commercial Tort Claims of all Pledgors and (d) set forth under its signature hereto, is the true and correct legal name of the New Subsidiary, its jurisdiction of formation and organizational ID number.]

SECTION 5.        Except as expressly supplemented hereby, the Collateral Agreement shall remain in full force and effect.

SECTION 6.        SUBJECT TO THE PROVISIONS OF SECTION 5.8 OF THE COLLATERAL AGREEMENT, THIS SUPPLEMENT, THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS SUPPLEMENT AND ANY DISPUTES ARISING HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 7.        In the event any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Collateral Agreement shall not in any way be affected or impaired thereby.  The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8.        All communications and notices hereunder shall be in writing and given as provided in Section 5.1 of the Collateral Agreement.

SECTION 9.        The New Subsidiary agrees to reimburse the Agent for its reasonable and documented out-of-pocket expenses in connection with this Supplement, including the reasonable fees, disbursements and other charges of counsel for the Agent.

[Signature Pages Follow]

IN WITNESS WHEREOF, the New Subsidiary and the Agent have duly executed this Supplement to the Collateral Agreement as of the day and year first above written.

[Name of New Subsidiary]

By:
Name:
Title:

Legal Name:

Jurisdiction of Formation:

ACKNOWLEDGMENT1

STATE OF __________________

COUNTY OF ________________

I, _____________________________, a Notary Public for said County and State, do hereby certify that ____________________ personally appeared before me this day and stated that (s)he is _________________ of _____________________________ and acknowledged, on behalf of _____________________________ the due execution of the foregoing instrument.

Witness my hand and official seal, this _____ day of __________, 20__.

Notary Public

My commission expires:

[1]	Assumes agreement will be executed by all parties in the U.S.

TRUIST BANK, as Collateral Agent,

By:
Name:
Title:

Schedule I
to Supplement No. __ to the
Collateral Agreement

PLEDGED COLLATERAL OF THE NEW SUBSIDIARY

EQUITY INTERESTS

Number of Issuer Certificate	Registered Owner	Number and Class of Equity Interests	Percentage of Equity Interests

DEBT SECURITIES

Issuer	Principal Amount	Date of Note	Maturity Date

OTHER PROPERTY

Schedule II
to Supplement No. __ to the
Collateral Agreement

INTELLECTUAL PROPERTY OF THE NEW SUBSIDIARY

Schedule III
to Supplement No. __ to the
Collateral Agreement

COMMERCIAL TORT CLAIMS OF THE NEW SUBSIDIARY